                                                                    EXHIBIT 10.5

                                                                CERTIFICATE NO.
                                                                  4 23 004 P1
                                                                RENEWAL/REPLACES

Client Company and Address                   Ceding Company and Address
PHILADELPHIA INSURANCE COMPANIES             PHILADELPHIA INSURANCE COMPANIES
ONE BALA PLAZA, STE. 100                     ONE BALA PLAZA, STE. 100
BALA CYNWYD, PA 19004                        BALA CYNWYD, PA 19004

                                             Ceding Company Policy No

ATTENTION: Mr. Neal Schmidt                  AS PER MONTHLY BORDEREAU
                                             _________________________________
Named Insured                                Ceding Company Policy Period
PHILADELPHIA INSURANCE COMPANIES - LIQUOR    FROM: 6/1/04 TO 6/1/05
LIABILITY - AS PER MONTHLY BORDEREAU         _________________________________
BALA CYNWYD, PA                              Reinsurer Certificate Policy Period
                                             FROM 6/1/04  TO 6/1/05
                                             _________________________________

               Item 1
          Type of Insurance                   LIQUOR LIABILITY
          -----------------                   ----------------
               Item 2                                      Item 3                                          Item 4
            Policy Limits                            Company Retention                              Reinsurance Accepted
            -------------                            -----------------                              --------------------
UP TO $1,000,000 EACH COMMON CAUSE,       25% OF UP TO $1,000,000 EACH COMMON CAUSE,      75% OF UP TO $1,000,000 EACH COMMON CAUSE,
$1,000,000 AGGREGATE                      $1,000,000 AGGREGATE                            $1,000,000 AGGREGATE

Item 5 Basis of Acceptance                PRO RATA

The Reinsurance Premium for this Certificate is: $1.00 Net due at INCEPTION

Countersigned at Philadelphia, PA ___________________ this 26th day of May, 2004

                                  By _________________________________
                                           Authorized Signature

                            B F RE UNDERWRITERS, LLC

                                  on behalf of

                            BERKLEY INSURANCE COMPANY

                      REINSURING AGREEMENTS AND CONDITIONS

In consideration of the payment of the premium, and the terms, conditions, and limit(s) liability set forth herein and in the Declarations made a part hereof, Berkley Insurance Company (herein called the Reinsurer) does hereby reinsure the ceding company named in the Declarations (herein called the Company) in respect of the Company's policy(ies) as follows:

A. It is understood and agreed that Berkley Insurance Company is the Reinsurer hereunder and that B F Re Underwriters, LLC, neither is nor shall be in any way or to any extent liable for any loss or claim hereunder.

B. The Company warrants to retain for its own account, subject to treaty reinsurance, if applicable and whether collectible or not, the amount of liability specified in Item 3 of the Declarations. The liability of the Reinsurer, as specified in Item 4 of the Declarations, shall follow that of the Company for losses or damages for which the Company is legally obligated to pay and shall be subject in all respects to all the terms, conditions, and limits of the Company's policy(ies) except when otherwise specifically provided herein, or when designated as nonconcurrent reinsurance in the Declarations, or except such as may purport to create a direct obligation of the Reinsurer to the original insured or any other third party. The Reinsurer Certificate Period shall be as specified in the Declarations at 12:01 A.M. as to both dates at the place specified in the Company's policy(ies). The Company shall furnish the Reinsurer with a copy of its policy(ies) and, if material, underlying policy or policy(ies) and all endorsements thereto, and agrees to notify the Reinsurer promptly of all changes thereto which may in any manner affect this certificate of reinsurance. Any alteration to the Company's original policy(ies) shall not be binding on the Reinsurer until agreed in writing or by facsimile or electronic mail between the parties hereto. The Company shall cooperate and shall make available for inspection and reproduction and place at the disposal of the Reinsurer, through its authorized representatives, at all reasonable times during the currency of this certificate and thereafter, Company personnel and all books, records and documents of the Company relating to this certificate of reinsurance or claims in connection therewith.

C. In no event shall anyone other than the Company, or in the event of the Company's insolvency, its receiver, liquidator, or statutory successor, have any rights under this certificate, and this certificate shall not be assignable by the Company.

D. The reinsurance excludes all liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established, or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of any insurer or its successors or assigns which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt. charge, fee or other obligation in whole or part.

E. The Company shall promptly notify the Reinsurer in writing, of any occurrence, accident, event, or circumstance, and any developments subsequent thereto, which might result in claim, settlement, or judgment in an amount sufficient to involve this certificate of reinsurance. The Company shall also promptly notify the Reinsurer, of any occurrence, accident, event, or circumstance in respect of which the Company has established a loss reserve equal to or greater than fifty (50) percent of the Company's retention specified in Item 3 of the Declarations, or if this reinsurance applies on a contributing excess basis, when notice of claim is received by the Company. The Company shall also promptly notify the Reinsurer of any material change(s) to the aforementioned loss reserve(s).

The Company has the obligation and duty to investigate and defend claims or suits affecting this reinsurance and to conduct a full defense to a final determination. While the Reinsurer does not undertake to investigate or defend claims or suits, it shall nevertheless have the right and shall be given the opportunity, at its request, with the full cooperation of the Company, to appoint counsel at its own expense and to become associated with the Company and its representatives in the defense and control of any claim, suit, or proceeding involving this certificate of reinsurance.

F. All loss settlements made by the Company, providing they are within the terms, conditions, and limit(s) of the original policy(ies) and within the terms, conditions and limit(s) of this certificate of reinsurance, shall be binding on the Reinsurer. Upon receipt of satisfactory evidence of payment of a loss, the Reinsurer shall promptly pay its proportion of such loss as set forth in the Declarations, or as otherwise required. In addition thereto, the Reinsurer shall pay its proportion of expenses (other than office expenses and payments to any salaried employee) incurred by the Company in the investigation and settlement of claims or suits and its proportion of court costs and interest on any judgment or award, in the ratio that the Reinsurer loss payment bears to the Company's gross loss payment. If there is no loss payment, the Reinsurer shall pay, within the limit(s) of the Company's policy, or the applicable layer of participation, its proportion of such expenses only in respect of business accepted on a contributing excess basis, and then only in the percentage stated in Item 4 of the Declarations. The Company agrees to enforce its right of recovery. The Reinsurer shall be paid or credited by the Company with its proportionate share of recoveries. Recoveries shall be calculated as reimbursement obtained or recovery made by the Company less the cost of obtaining such recovery (excluding office expenses and payments to any salaried official or employee of the Company or any affiliate). If the reinsurance afforded by this certificate is or an Excess of Loss basis recoveries shall be applied in the inverse order in which liability attaches.

G. Definitions

As used in this certificate, the following terms shall have the meaning set opposite each:

Excess of Loss - the limit(s) of liability of the Reinsurer, as stated in Item 4 of the Declarations, applies(y) only to that portion of loss within the policy limits, in excess of the applicable retention of the Company as stated in Item 3 of the Declarations.

Contributing Excess - The Company's polices(y) apply(ies) in excess of other insurance, reinsurance, or a self-insured retention, whether collectible or not, and the limit(s) of liability of the Reinsurer apply(ies) proportionately to all loss within the policy limit(s) or the applicable layer of participation in the percentage(s) as stated in Item 4 of the Declarations.

Nonconcurrent - The reinsurance provided does not apply to any hazards or risks of loss or damage covered under the Company's policy(ies) other than those specifically set forth in the Declarations; or, as respects the dates of coverage, to any Reinsurer Certificate Period other than as set forth in the Declarations. The retention of the Company and the liability of the Reinsurer shall be determined as though the Company's policy(ies) applied only to the hazards or risks of loss or damage specifically described in the Declarations.

H. The Company will be liable for all taxes on premiums ceded to the Reinsurer under this certificate of reinsurance.

I. In the event of the insolvency of the Company, the reinsurance provided by this certificate shall be payable by the Reinsurer on the basis of the liability of the Company under the policy(ies) reinsured, without diminution because of such insolvency, directly to the Company or its receiver, liquidator, or statutory successor but not exceeding the proportion thereof payable under the terms of this certificate. The Reinsurer shall be given written notice of the pendency of each claim against the Company on the policy(ies) reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defenses which it may deem available to the Company or its receiver, liquidator, or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as the result of the defense undertaken by the Reinsurer. The reinsurance shall be payable as herein before in this paragraph provided except (a) where this certificate specifically provides another payee of such reinsurance in the event of the insolvency of the company and (b) where the Reinsurer with the consent of the direct insured or insurers has expressly assumed such policy obligations of the Company as direct obligations of the Reinsurer the payee under such policy and in substitution for the obligations of the Company to such payee.

J. The Reinsurer may offset any balance(s), whether on account of premiums, commissions, claims, losses, adjustment expense, salvage, or any other amount(s) due from one party to the other (or, if more than one, any other) party(ies) under this certificate of reinsurance or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurer, whether acting as assuming reinsurer or ceding company. The right of offset shall exist whether the Company is determined to be insolvent, in liquidation or rehabilitation or is otherwise legally impaired, to the extent of these predetermined mutual obligations of the parties to this certificate of reinsurance.

K. Should the Company's policy(ies) be cancelled, this certificate of reinsurance shall terminate automatically at the same time and date. This certificate may also be canceled by the Company upon not less than thirty (30) days prior written notice, stating when thereafter the reinsurance afforded hereby shall terminate. This certificate may also be cancelled by the Reinsurer upon written notice to the Company stating when thereafter the reinsurance afforded hereby shall terminate. The date of such termination shall be the date written notice is mailed plus the number of days required to cancel the Company's policy(ies) reinsured hereby plus fifteen (15) days. The Reinsurer may also cancel this certificate, because of nonpayment of premium, by giving not less than ten (10) days written notice stating when such cancellation shall be effective.

Proof of mailing shall be deemed proof of notice and calculation of the earned premium shall follow the Company's calculation in the use of short rate or pro rata tables. The Company shall be entitled to return premiums payable on the cancelled reinsurance less the amount of the ceding commission, if any.

L. The terms of this certificate of reinsurance and the Declarations which constitute a part thereof shall not be waived or changed except by written endorsement issued to form a part hereof, executed by a duly authorized representative of the Reinsurer.

M. Any irreconcilable difference of opinion between the Reinsurer and the Company with respect to the interpretation of any terms of this certificate or the performance of the obligations under this certificate shall be submitted to arbitration. Each party shall select an arbitrator within one month after written request for arbitration has been received from the party requesting arbitration. If either party refuses or neglects to name an arbitrator within the specified period, the requesting party shall appoint a second arbitrator. The two arbitrators so chosen shall select a third arbitrator within ten days after both have been appointed. Should the arbitrators fail to agree on a third arbitrator, each arbitrator shall select one name from a list of three names submitted by the other arbitrator, and the third arbitrator shall be selected by lot between the two names chosen. The arbitrators shall be disinterested officers or former officers of other insurance or reinsurance companies. The arbitrators shall adopt their own rules and procedures. The decision of a majority of the arbitrators shall be final and binding on the parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Any such arbitration shall take place at Greenwich, Connecticut unless some other location is mutually agreed to by the two parties in interest.

In Witness Whereof, Berkley Insurance Company has caused this certificate to be signed by its Secretary at Greenwich, Connecticut, but the same shall not be binding upon the Reinsurer unless countersigned by an authorized representative of the reinsurer.

                                   ADDENDUM I

THE REINSURING AGREEMENTS AND CONDITIONS OF THE CERTIFICATE ARE AMENDED AS
FOLLOWS:

SECTION B IS REPLACED BY THE FOLLOWING:

B. The company warrants to retain for its own account, subject to treaty reinsurance, if applicable and whether collectible or not, the amount of liability specified in Item 3. of the Declarations. The liability of the Reinsurer, as specified in Item 4. of the Declarations, shall follow that of the Company for losses or damages for which the Company is legally obligated to pay and shall be subject in all respects to all the terms, conditions and limits of the Company's policy (ies) except when otherwise specifically provided herein, or when designated as nonconcurrent reinsurance in the Declarations, or except such as may purport to create a direct obligation of the Reinsurer to the original insured or any other third party. Any alteration to the Company's original policy (ies) which are subject to this certificate, shall not be binding on the Reinsurer until the Reinsurer grants written approval for any such alteration. The Company shall cooperate and shall make available for inspection and reproduction and place at the disposal of the Reinsurer, through its authorized representative, at all reasonable times during the currency of this Certificate and thereafter, Company personnel and all books, records and documents of the Company relating to this certificate of reinsurance or claims in connection therewith.

SECTION E.

In addition to the conditions contained in Section E of this Certificate, the Company shall promptly notify the Reinsurer of losses involving the following injuries:

            1.    Any brain damage;

            2.    Spinal-cord injury with paralysis;

            3.    Severe burns resulting in disfigurement;

            4.    Amputations and/or multiple fractures;

            5.    Fatal injuries;

            6.    Permanent disabilities;

All other conditions of Section E remain unchanged.

      SECTION K. CANCELLATION IS REPLACED BY THE FOLLOWING:

      K. This Certificate may be terminated by either party sending to the other party by registered mail to its principal office, notice stating the time and date of when, not less than 60 days after the date of mailing such notice, termination shall be effective. Upon termination of the Certificate and unless otherwise mutually agreed, the liability of the reinsurer with the respect to policies in effect at the time and date of termination shall continue until expiration or cancellation or next anniversary date plus odd time (not to exceed 15 months) of each such policy of the Company, whichever comes first.

      SECTION L. IS REPLACED BY THE FOLLOWING:

      L. The terms of this Certificate of Reinsurance and the Declarations which constitute a part thereof shall not be waived or changed except by written endorsement to form a part hereof or written special acceptance, executed by a duly authorized representative of the Reinsurer.

      THE FOLLOWING SECTIONS ARE HEREBY ADDED:

      N. This Certificate shall apply to all new and renewal liquor liability policies or endorsements of the Company which are subject to this certificate at or after 12:01A.M. (Eastern Standard Time) April 1, 2004.

      O. Eligible business: All liquor liability business that meets Philadelphia Insurance Company's Liquor Liability Underwriting Guidelines as agreed to by B F Re Underwriters, LLC as of the date of this agreement and revised upon mutual agreement thereafter.

      P.    Reinsurance Premium:

                  a. The Company shall pay to the Reinsurer 75% of the gross written premium less 30% ceding commission.

      Q.    Reports and Remittances:

              1. Bordereau reports - Within 30 days after the close of each month, the Company shall render to the Reinsurer a bordereau report, on form acceptable to the Reinsurer giving details of each policy reinsured hereunder and issued during the month.

              2. Reinsurance Premium - Within 30 days after the close of each month, the Company shall render to the Reinsurer a report of the reinsurance premium for the policies reinsured hereunder written during the month and the amount due either party shall be remitted within 30 days after the close of the month.

      R.    Company Forms:

              ISO Liquor Liability Coverage Form CG 0033.

      All other terms and conditions remain unchanged.

                            B F RE UNDERWRITERS, LLC
                           Stamford, Connecticut 06901

                                  on behalf of
                            BERKLEY INSURANCE COMPANY

                                                                 CERTIFICATE NO.
                                                                   4-23-004-P1

Client Company and Address                  Ceding Company and Address

Philadelphia Insurance Company              Philadelphia Insurance Company
One Bala Plaza, Ste. 100                    One Bala Plaza, Ste. 100
Bala Cynwyd, PA 19004                       Bala Cynwyd, PA 19004

                                            Ceding Company Policy No
ATTENTION:  Mr. Neal Schmidt                AS PER MONTHLY BORDEREAU
                                            ____________________________________
Named Insured                               Ceding Company Policy Period
PHILADELPHIA INSURANCE COMPANIES - LIQUOR   From 6/1/04 To 6/1/05
LIABILITY - AS PER MONTHLY BORDEREAU        Reinsurer Certificate Policy Period
BALA CYNWYD, PA                             From 6/1/04 To 6/1/05
                                            ____________________________________

It is hereby understood and agreed that Addendum 1, Section N is amended as follows:

N. This Certificate shall apply to all new and renewal liquor liability policies or endorsements of the company which are subject to this certificate at or after 12:01 A.M. (Eastern Standard Time) June 1, 2004 for the Hotel, Motel and Health Club Program, and August 17, 2004 for the Bowling Center Program.

Countersigned at Stamford, Connecticut ___________this 24th day of  August, 2004

                                            By _________________________________
                                                      Authorized Signature